Exhibit 10.9

CANCELLATION AGREEMENT

This Cancellation Agreement (this “Agreement”) is made effective as of June 23, 2021, by and between McLaren Technology Acquisition Corp., a Delaware corporation (the “Company”), and McLaren Technology Acquisition Sponsor LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, the Holder holds an aggregate of 8,625,000 shares of Class B common stock, par value $0.0001 per share (each, a “Share” and collectively, the “Shares”), of the Company; and

WHEREAS, the Holder desires to return the Cancelled Shares (as defined below) to the Company, at no cost and for the Company to cancel the Cancelled Shares.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby, intending legally to be bound, agree as follows:

1. Effective upon the date hereof, the Holder hereby returns an aggregate of 2,875,000 Shares (the “Cancelled Shares”) to the Company. The Cancelled Shares are hereby terminated and cancelled by the Company and are of no further force or effect.

2. The Holder, together with its successors and assigns, hereby releases and forever discharges the Company, its directors, officers, stockholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever the Holder ever had, now has or may in the future have, arising from the Cancelled Shares or the cancellation thereof.

3. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. Facsimile or scanned e-mail counterpart signature pages to this Agreement shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts shall be construed together and constitute the same instrument.

4. This Agreement is governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

5. As may be required, the parties will execute and deliver all such further documents, cause to be done all such further acts, and give all such further assurances as may be necessary or advisable to give full effect to the provisions and intent of this Agreement.

6. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement to be effective as of the date first set forth above.

COMPANY:

MCLAREN TECHNOLOGY ACQUISITION CORP.

By:	/s/ Rajeev Nair
	Name:	Rajeev Nair
	Title:	Chief Financial Officer

holder:

MCLAREN TECHNOLOGY ACQUISITION SPONSOR LLC

By:	McLaren Strategic Ventures Holdings, Inc.,
its managing member

By:	/s/ Sajan Pillai
	Name:	Sajan Pillai
	Title:	Controlling Shareholder

[Signature Page to Cancellation Agreement]